Exhibit 23.1
Auditor’s Consent
     We hereby consent to the incorporation by reference in this Registration Statement (filed under Schedule B) of our report dated February 28, 2006 relating to the financial statements of KfW, which appears in KfW’s Annual Report on Form 18-K for the year ended December 31, 2005.

December 18, 2006		PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By:	/s/ Struwe	By:	/s/ Theobald
	Struwe Wirtschaftsprüfer (German Public Auditor)		Theobald Wirtschaftsprüfer (German Public Auditor)